SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2016, White Mountain Titanium Corporation (the “Company”) completed a debt funding with Nexo WMTM Holdings, LLC (“Nexo”). Under the terms of the Loan Agreement dated and entered into on March 16, 2016 (the “Loan Agreement”), the Company borrowed $2,000,000 from Nexo (the “Loan”) which was evidenced by a 7% Senior Convertible Promissory Note (the “Note”). The Note is convertible into shares of our Series A Preferred Stock (the “Series A Preferred Stock”), and the transaction includes demand and piggyback registration rights under the terms of the Registration Rights Agreement entered into on March 16, 2016, with Nexo to register the resale of the common shares issuable upon conversion of the Series A Preferred Stock (the “Registration Rights Agreement”). Under the terms of the Loan Agreement the Company also issued three-year warrants to purchase up to 8,333,333 common shares of the Company at $0.30 per share (the “Warrants”). Finally, under the terms of the Loan Agreement, the Company entered into an Assignment of Development Rights with Nexo Water Ventures, LLC (“Nexo Water”), an affiliate of Nexo, relating to the proposed desalination plant to be constructed in connection with the Company’s Cerro Blanco mining project in Chile (the “Development Assignment Agreement”).

The Loan Agreement, which is attached as Exhibit 10.1 to this report, contains designations for the use of the proceeds from the Loan which pertain primarily to the operations of the Company’s Chilean subsidiary, Sociedad Contractual Minera White Mountain Titanium (the “SCM Subsidiary”) on the Cerro Blanco project and limited corporate overhead costs. The Loan Agreement also provides for the appointment of Andrew Sloop, a current director of the Company, to be appointed as non-executive Chairman of the Board. Nevertheless, Nexo has agreed to permit Mr. Wong to continue as Chairman until the 2016 annual shareholder meeting. The Board also agreed to remove from the bylaws any provision permitting the Chairman to cast the deciding vote in the event of a tie. The Loan Agreement also contains representations and warranties of the parties common to a transaction of this nature.

The Loan contains affirmative covenants which require the Company to notify Nexo upon the occurrence of certain events, use the Loan proceeds as designated in the budget attached to the Loan Agreement, maintain adequate insurance to protect the assets of the SCM Subsidiary in the Cerro Blanco project, discharge all tax obligations on a timely basis, and perform and comply with all other terms and conditions of the Loan Agreement. It also contains negative covenants which, without the prior consent of Nexo, prevent the Company from creating any liens on the assets of the Company, including those used in connection with the Cerro Blanco project, incurring any debt senior to the Note, creating or issuing any preferred stock equal to or senior to the Series A Preferred Stock, transferring material assets, or otherwise performing any acts which would affect the ability of the Company to repay the Note.

The Loan Agreement also specifies the events of default by the Company or any of its subsidiaries and the effects of any event of default on the Loan.

In order to evidence the repayment of the Loan, the Company issued the Note to Nexo, a copy of which is included with this report as Exhibit 10.2. The Note matures on March 16, 2018, and bears interest at the rate of 7% per annum. The principal amount of the Loan and any accrued but unpaid interest thereon is due upon maturity of the Note. In the event of a default, the interest rate increases to 25% per annum. Subject to certain exceptions, the Note is senior to any other indebtedness of the Company. The Note may be converted at any time by Nexo into Series A Preferred Stock at a conversion rate of $0.12 per share. The Note will automatically convert into Series A Preferred Stock if the Company successfully raises an additional $8,000,000, the proceeds of which are allocated for certain qualified milestones relating to the Cerro Blanco project, or if the Company secures a water offtake agreement for its proposed desalination plant with volume and price components that are mutually satisfactory to both the Company and Nexo. The Note can be prepaid by the Company at any time upon 30 days’ prior notice. In the event that of a change in control of the Company as defined in the Note, Nexo would be entitled to immediately demand repayment of all amounts due and owing on the Note with a premium equal to 25% of all amounts due and owing. In the event of certain default provisions, the Company has authorized its legal counsel to execute a confession of judgment in favor of Nexo.

As additional consideration for the Loan, the Company issued to Nexo the Warrants to purchase up to 8,333,333 shares of common stock at $0.30 per share. The number of shares issuable under the Warrants is adjustable in the event of any stock split-ups, stock dividends or other increases or reductions of the number of shares of the Company’s Common Stock. The Warrants expire on March 16 2019, but will expire earlier upon (i) the sale of all or substantially all of the assets of the Company, or (ii) the merger or consolidation of the Company after which the Company’s stockholders own less than a majority of the voting stock of the surviving entity. A copy of the Warrants agreement is included with this report as Exhibit 10.3.

As part of the Loan transaction, the Company has granted one-time demand and unlimited piggyback registration rights for the shares issuable upon conversion of the Series A Preferred Stock. The costs of the registration statement will be borne by the Company. The Registration Rights Agreement includes standard indemnification provisions in favor of both parties. A copy of the Registration Rights Agreement is included with this report as Exhibit 10.4.

Under the terms of the Development Assignment Agreement, the Company has granted to Nexo Water the exclusive right to fund and develop the Company’s proposed desalination plant in connection with the Cerro Blanco project. The agreement provides that if Nexo Water secures investment financing for the desalination project, equity interest would be split up to 80/20 between Nexo Water and the Company. If Nexo Water is able to secure debt financing for the project, the parties would negotiate in good faith to determine an equity split within industry standards. If Nexo Water abandons the Company’s desalination project, Nexo has agreed that it would convert its Series A Preferred Stock in to Common Stock. The Development Assignment Agreement has a principal term of four years with an option for Nexo Water to extend the agreement for one additional year. During the term of the agreement, the parties have agreed that Nexo Water would continue to have development rights only as long as it continues to work and perform under good faith. In the event that Nexo Water does not provide the funding for the project as required in the agreement for phase one for the desalination plant within 18 months, Nexo Water would lose the right to develop the project unless otherwise agreed to in writing by the parties. A copy of the Development Assignment Agreement is included with this report as Exhibit 10.5.

Because of his personal interest in the Loan transaction as a partner of Nexo, Andrew Sloop, one of our directors, abstained from voting in connection the Loan transaction or approval of any of the agreements relating to the transaction.

The above summaries of the agreements disclosed in this item are made subject to the specific terms of the agreements included as exhibits to this report.

The Board has authorized these same investment terms, excluding the financing of the desalination plant, be made available to the Company’s accredited investors until April 15, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Loan transaction described above, the Company became obligated on a material direct financial obligation. The disclosure pertaining to the financial obligation disclosed in Item 1.01 above is incorporated into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Loan transaction, the Company issued the Note, Warrants, and 100 Shares of Series A Preferred Stock to Nexo in return for $2,000,000. The sale of these securities was made pursuant to Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act. Nexo was an accredited investor as defined in Rule 501(a) of Regulation D. It acknowledged appropriate investment representations with respect to the issuances and consented to the imposition of restrictive legends upon the certificates representing these securities. Nexo had a significant preexisting relationship to the Company prior to the transaction and did not enter into the Loan transaction with the Company as a result of any general solicitation. Representatives of Nexo were afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction and issuance of the securities. No selling commissions or other remuneration was paid in connection with the sale of these securities to Nexo.

Item 3.03	Material Modification to Rights of Security Holders.

The rights of the holders of the Company’s Common Stock have been modified under the terms of the Loan Agreement described in Item 1.01 above as described in the agreements evidencing the Loan. In particular, the holders of the Series A Preferred Stock will have the right to elect one director and the right to elect a second director if the board has seven or more directors and if the holders of the Series A Preferred Stock (i) obtain a legally binding water offtake agreement with a third party arising from the Company’s desalination plant for its Cerro Blanco project which is for an offtake volume and price that is mutually satisfactory to the Company and the holders of the Series A Preferred Stock and (ii) secure financing for phase one of the Company’s desalination project. These voting rights were established in the Certificate of Designations and amendments to the Company’s Bylaws disclosed in Item 5.03 below and the information in that item pertaining to the rights to elect directors is incorporated into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bobby Cooper, who has served as a director of the Company since March 7, 2016, notified the Board on March 16, 2016, that he will not be standing for reelection at the 2016 annual meeting of shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Certificate of Designations

In connection with the Loan transaction, on March 16, 2016, the Board designated a new series of preferred stock, the Series A Convertible Preferred Stock. A copy of the Certificate of Designation, Preferences, and Rights for the Series A Preferred Stock as filed with the Secretary of State of the State of Nevada on March 16, 2016, is attached hereto as Exhibit 3.1 (the “Certificate of Designation”). The Certificate of Designation authorizes 19,000,100 shares of Series A Preferred Stock. Under the terms of the Certificate of Designation, the holders of the Series A Preferred Stock are granted the following rights and preferences:

•

The Series A Preferred Stock may be converted into common shares at any time into a number of common shares equal to the quotient of (i) $0.12 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) plus the amount of accrued but unpaid dividends (if any), divided by (ii) the “Conversion Price” (beginning at $0.12) then in effect as of the date of the delivery by such holder of its notice of election to convert, subject to the following limitations and conditions: If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares (other than shares currently authorized under the existing management equity compensation plan) at prices less than the conversion price of our Series A Preferred Stock, then the conversion price of the Series A Preferred Stock will be reduced based upon a weighted average formula.

•

The Series A Preferred Stock will be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock are convertible and vote together with the holders of the common stock, except (i) with respect to the election of the up to two directors and appointment of the non-executive Chairman of the Board, and (ii) as otherwise required by Nevada law.

•

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding will be entitled to receive, out of our assets available for distribution to our stockholders, before any payment is made or any assets distributed to the holders of the common stock or any other class or series of Preferred Stock that is junior to the Series A Preferred Stock, an amount per share of the Series A Preferred Stock equal to (i) $0.12 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) plus (ii) any unpaid dividends to which the holders of Series A Preferred Stock are then entitled.

•

The holders of the Series A Preferred Stock do not have rights to dividends, but holders of Series A Preferred Stock will have a preference over common shareholders as to any dividends declared by the Board.

•	The holders of the Series A Preferred Stock do not have preemptive rights.

•	There are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Amendments to Bylaws

On March 16, 2016, in connection with the terms of the Loan Agreement, the Board approved amendments to the Company’s Bylaws.

The following sections of ARTICLE II – STOCKHOLDERS were amended as designated below:

1.     ANNUAL MEETING.

(a)     Subject to the rights of the holders of any series of stock authorized by the Articles of Incorporation having a preference over the Common Stock of the corporation ("Preferred Stock") with respect to the election of directors, [t]he annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

(b)     For so long as the corporation is listed on a Canadian stock exchange and for a period of 90 days thereafter, annual meetings of the stockholders shall be held each year on a date and time designated by the Board of Directors provided that such date is no later than six months following the corporation’s fiscal year end.

9.     VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, [a]ll elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the state of incorporation.

The following sections of ARTICLE III – BOARD OF DIRECTORS were amended as designated below:

2.     NUMBER, TENURE, QUALIFICATIONS, AND CLASSIFICATION.

(a)     Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, [t]he number of directors of the corporation shall be as established by the Board of Directors, but shall be no less than one. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

(b)     Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation (i) the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by such Preferred Stock, and (b) this Section 2(b) of Article III shall be deemed to be construed and/or modified so as to permit the full implementation of the terms and conditions relating to election of directors of any series of Preferred Stock that has been or may be designated by the Board of Directors as permitted in NRS §78.330(b), or any revision or modification thereto.

7.     MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors. ~~In the event of an even number of directors in attendance at a meeting and there is a deadlock in votes, the Chairman shall have the deciding vote.~~

8.     NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, [n]ewly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, [v]acancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Attached as Exhibit 3.2 is a copy of the Amended and Restated Bylaws of the Company which include the above amendments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A Convertible Preferred Stock of the Company filed March 16, 2016
3.2	Amended and Restated Bylaws dated March 16, 2016
10.1	Loan Agreement dated March 16, 2016
10.2	7% Senior Convertible Promissory Note dated March 16, 2016
10.3	Common Stock Purchase Warrant dated March 16, 2016
10.4	Registration Rights Agreement dated March 16, 2016
10.5	Development Assignment dated March 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: March 22, 2016	By	/S/ Michael P. Kurtanjek
Michael P. Kurtanjek, Interim CEO